Exhibit 99

FPL Group, Inc.
Corporate Communications Dept.
Media Line: (305) 552-3888
October 30, 2006

FOR IMMEDIATE RELEASE

FPL Group announces third quarter earnings

  FPL Energy continues strong earnings growth trend

  Florida Power & Light results benefit from continued customer growth

  FPL Group increases 2007 EPS expectations to $3.35 to $3.45

JUNO BEACH, Fla. (Oct. 30, 2006) - FPL Group, Inc. (NYSE: FPL) today reported 2006 third quarter net income on a GAAP basis of $524 million, or $1.32 per share, compared with $339 million, or $0.87 per share, in the third quarter of 2005. FPL Group's net income for the third quarter of 2006 included a net after-tax gain of $74 million associated with the mark-to-market effect of non-qualifying hedges and $7 million of after-tax merger related costs. The results for last year's third quarter included a net after-tax loss of $56 million associated with the mark-to-market effect of non-qualifying hedges.

Excluding the mark-to-market effect of non-qualifying hedges and merger-related costs, FPL Group's earnings would have been $457 million, or $1.15 per share, for the third quarter of 2006, compared with $395 million, or $1.01 per share, in the third quarter of 2005.

FPL Group's management uses adjusted earnings internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and for the company's employee incentive compensation plan. FPL Group also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. FPL Group management believes that adjusted earnings provide a more meaningful representation of FPL Group's fundamental earnings power.

"FPL Group had very healthy third quarter results, once again driven by the strength of FPL Energy," said Lew Hay, chairman, president and chief executive officer of FPL Group. "FPL Group's adjusted results increased approximately 14 percent, with FPL Energy's adjusted results increasing 40 percent over the prior year quarter. Florida Power & Light posted solid results, although weather-related sales comparisons were unfavorable quarter over quarter.

"With three-quarters of the year now behind us, FPL Group remains on track to deliver at the upper end of its 2006 adjusted earnings expectations of $2.80-$2.90, including the $0.07 impact of storm cost disallowances earlier this year."

Florida Power & Light

Florida Power & Light Company, FPL Group's principal subsidiary, reported third quarter 2006 net income of $328 million or $0.82 per share, compared to $311 million or $0.80 per share for the prior-year quarter.

In the last 12 months, the average number of FPL accounts increased by 79,000, or 1.8 percent, which is below the average growth experienced in the last several years, and slightly below longer term historical levels. Retail sales of electricity were down 4.2 percent during the third quarter, which witnessed temperatures about normal but below the prior-year quarter. Weather-normalized usage per customer was down, largely due to the impact of higher retail prices, driven by fuel costs.

Operations and maintenance (O&M) expense were essentially flat compared to the prior-year quarter, although this trend is not expected to continue. Looking forward, the company anticipates continued increases in employee benefit costs, and distribution expenses and capital expenditures are also expected to increase as a result of the Storm SecureSM initiative, a ten-year program to harden FPL's infrastructure to be more resilient to hurricanes.

Depreciation and amortization expense decreased $49 million to $197 million for the third quarter of 2006, primarily driven by the extension of the useful lives on the generation fleet and the elimination of the nuclear decommissioning accrual, both of which were implemented as a result of last year's base rate stipulation and settlement agreement.

During the quarter, FPL announced plans to build an advanced technology coal power plant, comprised of two 980-megawatt generating units in Glades County, Florida to meet the growing demand for electricity in the state and help diversify its existing fuel supply. FPL plans to file a site certification application with the Florida Department of Environmental Protection by the end of 2006. Licensing is expected to take approximately 12 to 18 months. Construction of the new plant is expected to take five years with Unit 1 scheduled to become operational in 2012 and Unit 2 in 2013. Once complete, the facility will generate enough power for more than 650,000 homes. FPL expects the units to have emissions profiles better than current IGCC technology.

"FPL posted good results, despite weak revenue comparisons to the year-ago quarter, which were largely a function of weather," said Hay. "Customer growth continues to be strong, although it is slightly below the 10 to 15 year historical average. While the Florida economy appears to be cooling, it is still strong, as reflected in continued job and income growth. Housing starts have fallen significantly and we expect that the market will need to work off some excess capacity. Looking forward we see moderate customer growth and a return to positive usage growth in 2007."

FPL Energy

FPL Energy, the competitive energy subsidiary of FPL Group, reported third quarter 2006 net income on a GAAP basis of $215 million or $0.54 per share, compared to $44 million or $0.11 per share in the prior-year quarter. FPL Energy's net income for the third quarter of 2006 included a net after-tax gain of $74 million associated with the mark-to-market effect of non-qualifying hedges. The results for last year's third quarter included a net after-tax loss of $56 million associated with the mark-to-market effect of non-qualifying hedges.

Excluding the mark-to-market effect of non-qualifying hedges, third quarter 2006 adjusted earnings for FPL Energy were $141 million, or $0.35 per share, compared to $100 million, or $0.25 per share, in 2005.

FPL Energy's growth in adjusted earnings in the third quarter is due primarily to the addition of new wind projects and its 70 percent ownership interest in the Duane Arnold Nuclear Plant, together with good results from wholesale load following contracts and continued excellent performance in the merchant fleet. These favorable conditions were partially offset by increases in overhead costs to support the future growth of the business and by increased interest expense.

During the third quarter FPL Energy continued to make good progress selling forward the output from its power plants primarily for 2008. For 2007, FPL Energy now has more than 90 percent of its expected gross margin from its wholesale generation fleet protected against fuel and power market volatility. In addition, as of Oct. 13, 2006, FPL Energy has approximately 80 percent of its 2008 expected gross margin from its wholesale generation fleet protected against fuel and power market volatility.

FPL Energy's 2006 wind program continues to make excellent progress with approximately 760 megawatts of new wind projects - excluding acquisitions - either already completed or expected to reach commercial operation by the end of the year. In the last twelve months, FPL Energy has added 932 megawatts of new wind to its portfolio.

"FPL Energy once again had an exceptionally strong quarter which is reflected by its double digit growth in adjusted earnings," said Hay. "Although all areas of the business are performing well, and market conditions remain favorable, we were particularly pleased with the comparative performance of the existing merchant portfolio, which had a strong third quarter last year but did even better this quarter."

Corporate and Other

Corporate and Other negatively impacted third quarter 2006 net income by $19 million, or $0.04 per share, primarily driven by interest and merger-related expenses partially offset by the impact of certain state tax benefits.

Outlook

"The strong performance through three-quarters of the year at FPL Energy positions us well to deliver results at FPL Group at the high end of our previously announced range for 2006 adjusted earnings per share of $2.80-$2.90, including the $0.07 negative impact from the storm cost disallowance" said Hay. "For 2007, our business plans are now sufficiently far along for us to share adjusted earnings expectations in a range of $3.35 to $3.45. For 2008, our prospects are also strong and we presently see a range of $3.60 to $3.80 per share."

As always, FPL Group earnings expectations assume normal weather and exclude the effect of adopting new accounting standards and the mark-to-market effect of non-qualifying hedges, none of which can be determined at this time.

"I remain very confident in FPL Group's future growth prospects. FPL is one of the premier electric franchises in the country with strong customer growth. FPL Energy is one of the best performing competitive energy companies in the industry with outstanding growth prospects. In addition, FPL Group has a strong balance sheet, affording us the opportunity to continue to invest in our businesses," Hay added.

As previously announced, FPL Group's third quarter earnings conference call is scheduled for 9 a.m. ET on Monday, Oct. 30, 2006. The webcast is available on FPL Group's website by accessing the following link, http://www.FPLGroup.com/investor/contents/investor_index.shtml. The slides accompanying the presentation may be downloaded at www.FPLGroup.com beginning at 7:30 a.m. ET today. For persons unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This press release should be read in conjunction with the attached unaudited financial information.

Profile

FPL Group, with annual revenues of more than $11 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves more than 4.4 million customer accounts in Florida. FPL Energy, LLC, FPL Group's competitive energy subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.FPLGroup.com, www.FPL.com and www.FPLEnergy.com.

Cautionary Statements And Risk Factors That May Affect Future Results

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group, Inc. (FPL Group) and Florida Power & Light Company (FPL) are hereby providing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, on their respective websites, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, believe, could, estimated, may, plan, potential, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

FPL Group and FPL are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including initiatives regarding deregulation and restructuring of the energy industry.  FPL holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL.

  FPL Group and FPL are subject to complex laws and regulations, and to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, as amended, the Energy Policy Act of 2005 (2005 Energy Act) and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission (FERC), the Florida Public Service Commission (FPSC) and the legislatures and utility commissions of other states in which FPL Group has operations, and the Nuclear Regulatory Commission (NRC), with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  The FPSC has the authority to disallow recovery by FPL of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

  FPL Group and FPL are subject to extensive federal, state and local environmental statutes as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

  FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation or restructuring of the production and sale of electricity.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

  FPL Group's and FPL's results of operations could be affected by FPL's ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation of power generation facilities, including nuclear facilities, involves significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL.

  The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including the requirement to purchase power in the market at potentially higher prices to meet its contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power.  In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including the ability to store and/or dispose of spent nuclear fuel, the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of FPL Energy, LLC (FPL Energy) may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL could be adversely affected.

  FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL.

  FPL Group and FPL use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities.  FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management's judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts.  In addition, FPL's use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the FPSC.

FPL Group's competitive energy business is subject to risks, many of which are beyond the control of FPL Group, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group.

  There are other risks associated with FPL Group's competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy.  FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group's future financial results.  In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results.  In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy's ability to sell and deliver its wholesale power may be limited.

FPL Group's ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

  FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the 2005 Energy Act. In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

Because FPL Group and FPL rely on access to capital markets, the inability to maintain current credit ratings and access capital markets on favorable terms may limit the ability of FPL Group and FPL to grow their businesses and would likely increase interest costs.

  FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital Inc and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase their interest costs.

Customer growth in FPL's service area affects FPL Group's results of operations.

  FPL Group's results of operations are affected by the growth in customer accounts in FPL's service area.  Customer growth can be affected by population growth as well as economic factors in Florida, including job and income growth, housing starts and new home prices.  Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at FPL.

Weather affects FPL Group's and FPL's results of operations.

  FPL Group's and FPL's results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities.  FPL Group's and FPL's results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At FPL, recovery of these costs is subject to FPSC approval.

FPL Group and FPL are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

  FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism may impact the operations of FPL Group and FPL in unpredictable ways.

  FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities.  Generation and transmission facilities, in general, have been identified as potential targets.  The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

  FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL.

  FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL.

The risks described herein are not the only risks facing FPL Group and FPL.  Additional risks and uncertainties not currently known to FPL Group or FPL, or that are currently deemed to be immaterial, also may materially adversely affect FPL Group's or FPL's business, financial condition and/or future operating results.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Three Months Ended September 30, 2006	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 3,513	$ 1,143	$ 38	$ 4,694

Operating Expenses
Fuel, purchased power and interchange	2,080	559	17	2,656
Other operations and maintenance	335	157	14	506
Disallowed storm costs	-	-	-	-
Merger-related	-	-	11	11
Amortization of storm reserve deficiency	44	-	-	44
Depreciation and amortization	197	94	6	297
Taxes other than income taxes	292	20	1	313

Total operating expenses	2,948	830	49	3,827

Operating Income (Loss)	565	313	(11)	867

Other Income (Deductions)
Interest charges	(69)	(69)	(41)	(179)
Equity in earnings of equity method investees	-	42	-	42
Gains (losses) on disposal of equity method investees
and leveraged leases - net	-	-	-	-
Allowance for equity funds used during construction	6	-	-	6
Interest income	2	6	2	10
Other - net	3	3	1	7

Total other income (deductions) - net	(58)	(18)	(38)	(114)

Income (Loss) Before Income Taxes	507	295	(49)	753

Income Tax Expense (Benefit)	179	80	(30)	229

Net Income (Loss)	$ 328	$ 215	$ (19)	$ 524

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):

Net Income (Loss)	$ 328	$ 215	$ (19)	$ 524

Adjustments, net of income taxes:
Merger - related costs	-	-	7	7
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	(74)	-	(74)

Adjusted Earnings (Loss)	$ 328	$ 141	$ (12)	$ 457

Earnings (Loss) Per Share (assuming dilution)	$ 0.82	$ 0.54	$ (0.04)	$ 1.32
Adjusted Earnings (Loss) Per Share	$ 0.82	$ 0.35	$ (0.02)	$ 1.15
Weighted-average shares outstanding (assuming dilution)				398

FPL Energy's interest charges are based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. Residual non-utility interest charges are included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Three Months Ended September 30, 2005	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 2,891	$ 592	$ 21	$ 3,504

Operating Expenses
Fuel, purchased power and interchange	1,460	361	5	1,826
Other operations and maintenance	334	125	10	469
Disallowed storm costs	-	-	-	-
Merger-related	-	-	-	-
Amortization of storm reserve deficiency	56	-	-	56
Depreciation and amortization	246	80	5	331
Taxes other than income taxes	244	17	2	263

Total operating expenses	2,340	583	22	2,945

Operating Income (Loss)	551	9	(1)	559

Other Income (Deductions)
Interest charges	(58)	(56)	(36)	(150)
Equity in earnings of equity method investees	-	59	-	59
Gains (losses) on disposal of equity method investees
and leveraged leases - net	-	-	10	10
Allowance for equity funds used during construction	2	-	-	2
Interest income	(2)	8	10	16
Other - net	1	-	(5)	(4)

Total other income (deductions) - net	(57)	11	(21)	(67)

Income (Loss) Before Income Taxes	494	20	(22)	492

Income Tax Expense (Benefit)	183	(24)	(6)	153

Net Income (Loss)	$ 311	$ 44	$ (16)	$ 339

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):

Net Income (Loss)	$ 311	$ 44	$ (16)	$ 339

Adjustments, net of income taxes:
Merger - related costs	-	-	-	-
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	56	-	56

Adjusted Earnings (Loss)	$ 311	$ 100	$ (16)	$ 395

Earnings (Loss) Per Share (assuming dilution)	$ 0.80	$ 0.11	$ (0.04)	$ 0.87
Adjusted Earnings (Loss) Per Share	$ 0.80	$ 0.25	$ (0.04)	$ 1.01
Weighted-average shares outstanding (assuming dilution)				390

FPL Energy's interest charges are based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. Residual non-utility interest charges are included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Nine Months Ended September 30, 2006	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 9,096	$ 2,866	$ 125	$ 12,087

Operating Expenses
Fuel, purchased power and interchange	5,369	1,451	63	6,883
Other operations and maintenance	1,024	432	45	1,501
Disallowed storm costs	54	-	-	54
Merger-related	-	-	21	21
Amortization of storm reserve deficiency	114	-	-	114
Depreciation and amortization	589	272	17	878
Taxes other than income taxes	796	63	4	863

Total operating expenses	7,946	2,218	150	10,314

Operating Income (Loss)	1,150	648	(25)	1,773

Other Income (Deductions)
Interest charges	(212)	(197)	(117)	(526)
Equity in earnings of equity method investees	-	83	-	83
Gains (losses) on disposal of equity method investees
and leveraged leases - net	-	-	-	-
Allowance for equity funds used during construction	15	-	-	15
Interest income	15	18	5	38
Other - net	(3)	6	4	7

Total other income (deductions) - net	(185)	(90)	(108)	(383)

Income (Loss) Before Income Taxes	965	558	(133)	1,390

Income Tax Expense (Benefit)	333	100	(53)	380

Net Income (Loss)	$ 632	$ 458	$ (80)	$ 1,010

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):

Net Income (Loss)	$ 632	$ 458	$ (80)	$ 1,010

Adjustments, net of income taxes:
Merger - related costs	-	-	13	13
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	(77)	-	(77)

Adjusted Earnings (Loss)	$ 632	$ 381	$ (67)	$ 946

Earnings (Loss) Per Share (assuming dilution)	$ 1.60	$ 1.16	$ (0.21)	$ 2.55
Adjusted Earnings (Loss) Per Share	$ 1.60	$ 0.97	$ (0.18)	$ 2.39
Weighted-average shares outstanding (assuming dilution)				396

FPL Energy's interest charges are based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. Residual non-utility interest charges are included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Income (millions, except per share amounts) (unaudited)
Nine Months Ended September 30, 2005	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Operating Revenues	$ 7,230	$ 1,384	$ 68	$ 8,682

Operating Expenses
Fuel, purchased power and interchange	3,686	755	17	4,458
Other operations and maintenance	960	329	32	1,321
Disallowed storm costs	-	-	-	-
Merger-related	-	-	-	-
Amortization of storm reserve deficiency	119	-	-	119
Depreciation and amortization	708	229	16	953
Taxes other than income taxes	663	53	3	719

Total operating expenses	6,136	1,366	68	7,570

Operating Income (Loss)	1,094	18	-	1,112

Other Income (Deductions)
Interest charges	(157)	(165)	(106)	(428)
Equity in earnings of equity method investees	-	105	-	105
Gains (losses) on disposal of equity method investees
and leveraged leases - net	-	16	9	25
Allowance for equity funds used during construction	25	-	-	25
Interest income	2	23	23	48
Other - net	1	22	(2)	21

Total other income (deductions) - net	(129)	1	(76)	(204)

Income (Loss) Before Income Taxes	965	19	(76)	908

Income Tax Expense (Benefit)	341	(83)	(29)	229

Net Income (Loss)	$ 624	$ 102	$ (47)	$ 679

Reconciliation of Net Income (Loss) to Adjusted Earnings (Loss):

Net Income (Loss)	$ 624	$ 102	$ (47)	$ 679

Adjustments, net of income taxes:
Merger - related costs	-	-	-	-
Net unrealized mark-to-market (gains) losses associated
with non-qualifying hedges	-	139	-	139

Adjusted Earnings (Loss)	$ 624	$ 241	$ (47)	$ 818

Earnings (Loss) Per Share (assuming dilution)	$ 1.62	$ 0.26	$ (0.11)	$ 1.77
Adjusted Earnings (Loss) Per Share	$ 1.62	$ 0.62	$ (0.11)	$ 2.13
Weighted-average shares outstanding (assuming dilution)				384

FPL Energy's interest charges are based on a deemed capital structure of 50% debt for operating projects and 100% debt for projects under construction. Residual non-utility interest charges are included in Corporate & Other. Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Preliminary Condensed Consolidated Balance Sheets (millions) (unaudited)

September 30, 2006	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$ 23,836	$ 9,525	$ 325	$ 33,686
Nuclear fuel	421	248	-	669
Construction work in progress	1,034	301	10	1,345
Less accumulated depreciation and amortization	(9,787)	(1,542)	(122)	(11,451)

Total property, plant and equipment - net	15,504	8,532	213	24,249

Current Assets
Cash and cash equivalents	65	63	31	159
Customer receivables, net of allowances	1,078	444	17	1,539
Other receivables, net of allowances	116	213	(6)	323
Material, supplies and fossil fuel inventory - at avg. cost	554	207	11	772
Regulatory Assets:
Deferred clause and franchise expenses	454	-	-	454
Storm reserve deficiency	158	-	-	158
Derivatives	783	-	-	783
Other	6	-	-	6
Derivatives	13	267	(1)	279
Other	204	201	(44)	361

Total current assets	3,431	1,395	8	4,834

Other Assets
Nuclear decommissioning reserve funds	2,187	535	(1)	2,721
Other investments	8	338	140	486
Regulatory assets:
Storm reserve deficiency	782	-	-	782
Deferred clause expenses	62	-	-	62
Unamortized loss on reacquired debt	40	-	-	40
Derivatives	95	-	-	95
Other	53	-	-	53
Other	988	430	129	1,547

Total other assets	4,215	1,303	268	5,786

Total Assets	$ 23,150	$ 11,230	$ 489	$ 34,869

Capitalization
Common stock	$ 1,373	$ -	$ (1,369)	$ 4
Additional paid-in capital	4,319	5,209	(5,014)	4,514
Retained earnings	1,678	1,038	2,356	5,072
Accumulated other comprehensive income (loss)	-	(9)	(1)	(10)

Total common shareholders' equity	7,370	6,238	(4,028)	9,580
Long-term debt	4,213	2,280	3,138	9,631

Total capitalization	11,583	8,518	(890)	19,211

Current Liabilities
Commercial paper	578	-	401	979
Current maturities of long-term debt	-	220	1,071	1,291
Accounts payable	764	295	6	1,065
Customer deposits	467	10	1	478
Margin cash deposits	-	31	-	31
Accrued interest and taxes	660	70	(206)	524
Regulatory liabilities:
Deferred clause and franchise revenues	37	-	-	37
Derivatives	-	-	-	-
Derivatives	665	368	3	1,036
Other	528	242	(48)	722

Total current liabilities	3,699	1,236	1,228	6,163

Other Liabilities and Deferred Credits
Asset retirement obligations	1,534	354	(1)	1,887
Accumulated deferred income taxes	2,517	768	(46)	3,239
Regulatory liabilities:
Accrued asset removal costs	2,021	-	-	2,021
Asset retirement obligation regulatory expense difference	828	-	-	828
Other	134	-	-	134
Other	834	354	198	1,386

Total other liabilities and deferred credits	7,868	1,476	151	9,495

Commitments and Contingencies

Total Capitalization and Liabilities	$ 23,150	$ 11,230	$ 489	$ 34,869

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Balance Sheets (millions) (unaudited)

December 31, 2005	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Property, Plant and Equipment
Electric utility plant in service and other property	$ 23,251	$ 8,312	$ 323	$ 31,886
Nuclear fuel	380	141	(1)	520
Construction work in progress	776	158	11	945
Less accumulated depreciation and amortization	(9,530)	(1,253)	(105)	(10,888)

Total property, plant and equipment - net	14,877	7,358	228	22,463

Current Assets
Cash and cash equivalents	56	83	391	530
Customer receivables, net of allowances	653	388	23	1,064
Other receivables, net of allowances	313	145	(92)	366
Material, supplies and fossil fuel inventory - at avg. cost	449	108	10	567
Regulatory Assets:
Deferred clause and franchise expenses	795	-	-	795
Storm reserve deficiency	156	-	-	156
Derivatives	-	-	-	-
Other	7	-	-	7
Derivatives	828	245	1	1,074
Other	212	113	103	428

Total current assets	3,469	1,082	436	4,987

Other Assets
Nuclear decommissioning reserve funds	2,083	318	-	2,401
Other investments	8	335	124	467
Regulatory assets:
Storm reserve deficiency	957	-	-	957
Deferred clause expenses	307	-	-	307
Unamortized loss on reacquired debt	42	-	-	42
Derivatives	-	-	-	-
Other	37	-	-	37
Other	946	315	82	1,343

Total other assets	4,380	968	206	5,554

Total Assets	$ 22,726	$ 9,408	$ 870	$ 33,004

Capitalization
Common stock	$ 1,373	$ -	$ (1,369)	$ 4
Additional paid-in capital	4,318	4,308	(4,444)	4,182
Retained earnings	1,046	580	2,880	4,506
Accumulated other comprehensive income (loss)	-	(192)	(1)	(193)

Total common shareholders' equity	6,737	4,696	(2,934)	8,499
Long-term debt	3,271	2,264	2,504	8,039

Total capitalization	10,008	6,960	(430)	16,538

Current Liabilities
Commercial paper	1,159	-	-	1,159
Notes payable	-	-	-	-
Current maturities of long-term debt	135	176	1,093	1,404
Accounts payable	863	361	21	1,245
Customer deposits	423	10	-	433
Margin cash deposits	382	11	-	393
Accrued interest and taxes	174	41	38	253
Regulatory liabilities:
Deferred clause and franchise revenues	32	-	-	32
Derivatives	757	-	-	757
Derivatives	-	449	14	463
Other	929	193	6	1,128

Total current liabilities	4,854	1,241	1,172	7,267

Other Liabilities and Deferred Credits
Asset retirement obligations	1,474	211	-	1,685
Accumulated deferred income taxes	2,647	419	(51)	3,015
Regulatory liabilities:
Accrued asset removal costs	2,033	-	-	2,033
Asset retirement obligation regulatory expense difference	786	-	-	786
Other	152	-	-	152
Other	772	577	179	1,528

Total other liabilities and deferred credits	7,864	1,207	128	9,199

Commitments and Contingencies

Total Capitalization and Liabilities	$ 22,726	$ 9,408	$ 870	$ 33,004

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Cash Flows (millions) (unaudited)

Nine Months Ended September 30, 2006	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$ 632	$ 458	$ (80)	$ 1,010
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	557	272	17	846
Nuclear fuel amortization	68	32	-	100
Recoverable storm-related costs of FPL	(326)	-	-	(326)
Amortization of storm reserve deficiency	114	-	-	114
Unrealized (gains) losses on marked to market energy contracts	-	(142)	-	(142)
Deferred income taxes and related regulatory credit	36	197	100	333
Deferred pension cost	(59)	-	(13)	(72)
Cost recovery clauses and franchise fees	592	-	-	592
Change in prepaid option premiums	(87)	(6)	-	(93)
Equity in earnings of equity method investees	-	(83)	-	(83)
Distribution of earnings from equity method investees	-	57	-	57
Changes in operating assets and liabilities:
Customer receivables	(425)	(55)	6	(474)
Other receivables	20	53	(6)	67
Material, supplies and fossil fuel inventory	(106)	(86)	-	(192)
Other current assets	(15)	3	5	(7)
Accounts payable	(81)	(55)	(15)	(151)
Customer deposits	44	1	(1)	44
Margin cash deposits	(430)	20	(1)	(411)
Income taxes	447	(104)	(332)	11
Interest and other taxes	234	16	7	257
Other current liabilities	(19)	(5)	(3)	(27)
Other liabilities	-	(19)	19	-
Other - net	(3)	(101)	71	(33)

Net cash provided by (used in) operating activities	1,193	453	(226)	1,420

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,303)	-	-	(1,303)
Independent power investments	-	(1,375)	-	(1,375)
Nuclear fuel purchases	(54)	(87)	-	(141)
Sale of independent power investments	-	-	-	-
Loan repayments and capital distributions from equity method investees	-		-	-
Proceeds from sale of securities in nuclear decommissioning and storm funds	2,203	360	-	2,563
Purchases of securities in nuclear decommissioning and storm funds	(2,251)	(370)	-	(2,621)
Proceeds from sale of other securities	-	-	57	57
Purchases of other securities	-	-	(74)	(74)
Funding of secured loan	-	-	-	-
Proceeds from termination of leveraged leases	-	-	-	-
Other - net	-	8	(20)	(12)

Net cash provided by (used in) investing activities	(1,405)	1,464)	(37)	(2,906)

Cash Flows From Financing Activities
Issuances of long-term debt	938	204	1,680	2,822
Retirements of long-term debt	(135)	(144)	(1,100)	(1,379)
Proceeds from purchased Corporate Units	-	-	210	210
Payments to terminate Corporate Units	-	-	(258)	(258)
Retirements of preferred stock	-	-	-	-
Net change in short-term debt	(581)	-	401	(180)
Issuances of common stock	-	-	312	312
Dividends on common stock	-	-	(445)	(445)
Dividends & capital distributions from (to) FPL Group - net	-	900	(900)	-
Other - net	(1)	31	3	33

Net cash provided by (used in) financing activities	221	991	(97)	1,115

Net increase (decrease) in cash and cash equivalents	9	(20)	(360)	(371)
Cash and cash equivalents at beginning of period	56	83	391	530

Cash and cash equivalents at end of period	$ 65	$ 63	$ 31	$ 159

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Condensed Consolidated Statements of Cash Flows (millions) (unaudited)

Nine Months Ended September 30, 2005	Florida Power & Light	FPL Energy	Corporate & Other	FPL Group, Inc.

Cash Flows From Operating Activities
Net income (loss)	$ 624	$ 102	$ (47)	$ 679
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation and amortization	676	229	16	921
Nuclear fuel amortization	56	19	-	75
Recoverable storm-related costs of FPL	(317)	-	-	(317)
Amortization of storm reserve deficiency	119		-	119
Unrealized (gains) losses on marked to market energy contracts	-	240	-	240
Deferred income taxes and related regulatory credit	343	(46)	(15)	282
Deferred pension cost	(56)	-	(14)	(70)
Cost recovery clauses and franchise fees	(546)	-	-	(546)
Change in prepaid option premiums	4	6	-	10
Equity in earnings of equity method investees	-	(105)	-	(105)
Distribution of earnings from equity method investees	-	17	-	17
Changes in operating assets and liabilities:
Customer receivables	(269)	(158)	(2)	(429)
Other receivables	(9)	(13)	(19)	(41)
Material, supplies and fossil fuel inventory	(59)	(14)	-	(73)
Other current assets	(18)	(22)	5	(35)
Accounts payable	399	132	1	532
Customer deposits	23	1	-	24
Margin cash deposits	1,010	39	-	1,049
Income taxes	45	(38)	(49)	(42)
Interest and other taxes	217	11	16	244
Other current liabilities	(47)	(68)	11	(104)
Other liabilities	42	(26)	(29)	(13)
Other - net	(5)	69	35	99

Net cash provided by (used in) operating activities	2,232	375	(91)	2,516

Cash Flows From Investing Activities
Capital expenditures of FPL	(1,148)	-	-	(1,148)
Independent power investments	-	(668)	-	(668)
Nuclear fuel purchases	(66)	(3)	-	(69)
Sale of independent power investments	-	16	-	16
Loan repayments and capital distributions from equity method investees	-	126	-	126
Proceeds from sale of securities in nuclear decommissioning and storm funds	1,926	52	-	1,978
Purchases of securities in nuclear decommissioning and storm funds	(2,023)	(68)	-	(2,091)
Proceeds from sale of other securities	80	-	-	80
Purchases of other securities	(91)	-	-	(91)
Funding of secured loan	-	-	(43)	(43)
Proceeds from termination of leveraged lease	-	-	43	43
Other - net	9	12	(19)	2

Net cash provided by (used in) investing activities	(1,313)	(533)	(19)	(1,865)

Cash Flows From Financing Activities
Issuances of long-term debt	588	505	-	1,093
Retirements of long-term debt	-	(90)	(605)	(695)
Proceeds from purchased Corporate Units	-	-	-	-
Payments to terminate Corporate Units	-	-	-	-
Retirements of preferred stock	(25)	-	20	(5)
Net change in short-term debt	(441)	-	26	(415)
Issuances of common stock	-	-	633	633
Dividends on common stock	-	-	(407)	(407)
Dividends & capital distributions from (to) FPL Group - net	-	(275)	275	-
Other - net	(161)	31	152	22

Net cash provided by (used in) financing activities	(39)	171	94	226

Net increase (decrease) in cash and cash equivalents	880	13	(16)	877
Cash and cash equivalents at beginning of period	65	92	68	225

Cash and cash equivalents at end of period	$ 945	$ 105	$ 52	$ 1,102

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

FPL Group, Inc. Earnings Per Share Summary (assuming dilution) (unaudited)

	Three Months Ended September 30,

	2006	2005

Florida Power & Light Company	$ 0.82	$ 0.80
FPL Energy, LLC	0.54	0.11
Corporate and Other	(0.04)	(0.04)

Earnings Per Share	$ 1.32	$ 0.87

Reconciliation of Earnings Per Share to Adjusted Earnings Per Share:

Earnings Per Share	$ 1.32	$ 0.87

Merger - related costs	0.02	-
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges,
primarily FPL Energy	(0.19)	0.14

Adjusted Earnings Per Share	$ 1.15	$ 1.01

	Nine Months Ended September 30,

	2006	2005

Florida Power & Light Company	$ 1.60	$ 1.62
FPL Energy, LLC	1.16	0.26
Corporate and Other	(0.21)	(0.11)

Earnings Per Share	$ 2.55	$ 1.77

Reconciliation of Earnings Per Share to Adjusted Earnings Per Share:

Earnings Per Share	$ 2.55	$ 1.77

Merger - related costs	0.03	-
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges,
primarily FPL Energy	(0.19)	0.36

Adjusted Earnings Per Share	$ 2.39	$ 2.13

FPL Group, Inc. Earnings Per Share Contributions (assuming dilution) (unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date

FPL Group - 2005 Earnings Per Share	$ 0.36	$ 0.52	$ 0.87		$ 1.77

Florida Power & Light - 2005 Earnings Per Share	0.30	0.52	0.80		1.62
Customer growth	0.03	0.03	0.03		0.09
Usage due to weather	(0.01)	0.06	(0.07)		(0.01)
Underlying usage growth and price mix	-	-	(0.03)		(0.04)
O&M expense	(0.02)	(0.05)	-		(0.06)
Depreciation expense	0.06	0.06	0.08		0.19
Storm disallowance	-	(0.07)	-		(0.07)
AFUDC	(0.02)	(0.02)	0.01		(0.03)
Interest expense (gross)	(0.03)	(0.03)	(0.02)		(0.08)
Share dilution	(0.01)	(0.01)	(0.02)		(0.05)
Other	0.01	(0.03)	0.04		0.04

Florida Power & Light - 2006 Earnings Per Share	0.31	0.46	0.82		1.60

FPL Energy - 2005 Earnings Per Share	0.10	0.05	0.11		0.26
New investments	0.05	0.07	0.07		0.19
Existing assets	0.16	0.03	0.03		0.22
Asset optimization and trading	-	0.02	0.03		0.05
Restructurings activities	0.03)	(0.01)	-		(0.04)
Non-qualifying hedges impact	0.14	0.09	0.33		0.55
Share dilution	-	-	-		(0.01)
Other, including interest expense	(0.04)	(0.02)	(0.03)		(0.06)

FPL Energy - 2006 Earnings Per Share	0.38	0.23	0.54		1.16

Corporate and Other - 2005 Earnings Per Share	(0.04)	(0.05)	(0.04)		(0.11)
FPL FiberNet operations	0.01	-	-		-
Merger - related costs	(0.01)	(0.01)	(0.02)		(0.03)
Share dilution	-	-	-		0.01
Other, including interest expense	(0.02)	(0.03)	0.02		(0.08)

Corporate and Other - 2006 Earnings Per Share	(0.06)	(0.09)	(0.04)		(0.21)

FPL Group - 2006 Earnings Per Share	$ 0.63	$ 0.60	$ 1.32		$ 2.55

FPL Group, Inc. Schedule of Total Debt and Equity (millions) (unaudited)

September 30, 2006	Per Books	Adjusted [1]

Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures[2]	$ 1,009	$ 350
Project debt:
Natural gas-fired assets	353
Wind assets	1,433
Debt with partial corporate support:
Natural gas-fired assets	351
Other long-term debt, including current maturities and
commercial paper	8,755	$ 8,755

Total debt	11,901	9,105
Junior Subordinated Debentures[2]		1,009
Common shareholders' equity	9,580	9,583

Total capitalization, including debt due within one year	$ 21,481	$ 19,697

Debt ratio	55%	46%

December 31, 2005	Per Books	Adjusted [1]

Long-term debt, including current maturities and
commercial paper
Equity-linked debt securities	$ 506
Junior Subordinated Debentures[2]	309
Project debt:
Natural gas-fired assets	393
Wind assets	1,320
Debt with partial corporate support:
Natural gas-fired assets	358
Other long-term debt, including current maturities and
commercial paper	7,716	$ 7,716

Total debt and preferred stock	10,602	7,716

Junior Subordinated Debentures[2]		309
Common shareholders' equity	8,499	8,499
Equity-linked debt securities		506

Total capitalization, including debt due within one year	$ 19,101	$ 17,030

Debt ratio	56%	45%

1 Ratios exclude impact of imputed debt for purchase power obligations
2 Adjusted to reflect preferred stock characteristics of these securities (preferred trust securities)

FPL Group, Inc. Commercial Paper and Current Maturities of Long-term Debt Schedule as of September 30, 2006 (unaudited)

Type of Debt	Interest Rate (%)	Payment Date	Amount (millions)

Florida Power & Light
Commercial Paper	VAR	VAR	$ 578

TOTAL FLORIDA POWER & LIGHT			578

FPL Group Capital
Commercial paper	VAR	VAR	401
Debentures	4.086	02/16/07	575
Debentures	6.125	05/15/07	500
Fair value swap			(4)

FPL Energy
Senior Secured Bonds
Principal Payments	5.608	03/10/07	11
Principal Payments	6.125	03/25/07	3
Principal Payments	7.520	01/03/07	14
Principal Payments	5.608	09/10/07	9
Principal Payments	6.125	09/25/07	4
Principal Payments	6.876	06/27/07	10
Principal Payments	6.639	06/30/07	27
Principal Payments	7.520	06/30/07	14

Total Senior Secured Bonds			92

Senior Secured Notes
Principal Payments	6.665	06/27/07	10
Principal Payments	7.510	06/27/07	1
Principal Payments	7.110	01/02/07	2
Principal Payments	7.110	06/30/07	3

Total Senior Secured Notes			16

Construction Term Facility
Principal Payments	VAR	12/31/06	19
Principal Payments	VAR	06/30/07	9

Total Construction Term Facility			28

Other Debt
Principal Payments	VAR	Quarterly	5
Principal Payments	VAR	Quarterly	2
Principal Payments	VAR	01/31/07	6
Principal Payments	VAR	11/30/06	11
Principal Payments	VAR	07/31/07	4
Principal Payments	VAR	03/16/07	55

Total Other Debt			83

TOTAL FPL ENERGY			219

TOTAL FPL GROUP CAPITAL			1,691

TOTAL FPL GROUP, INC.			$ 2,269

May not agree to financial statements due to rounding.

FPL Group, Inc. Long-term Debt, Net of Current Maturities Schedule as of September 30, 2006 (unaudited)

Type of Debt	Interest Rate (%)	Maturity Date	Amount (millions)

Florida Power & Light
First Mortgage Bonds	6.000	06/01/08	$ 200
First Mortgage Bonds	5.875	04/01/09	225
First Mortgage Bonds	4.850	02/01/13	400
First Mortgage Bonds	5.850	02/01/33	200
First Mortgage Bonds	5.950	10/01/33	300
First Mortgage Bonds	5.625	04/01/34	500
First Mortgage Bonds	5.650	02/01/35	240
First Mortgage Bonds	4.950	06/01/35	300
First Mortgage Bonds	5.400	09/01/35	300
First Mortgage Bonds	6.200	06/01/36	300
First Mortgage Bonds	5.650	02/01/37	400

Total First Mortgage Bonds			3,365

Revenue Refunding Bonds:
Miami-Dade Solid Waste Disposal	VAR	02/01/23	15
St. Lucie Solid Waste Disposal	VAR	05/01/24	79

Total Revenue Refunding Bonds			94

Pollution Control Bonds:
Dade	VAR	04/01/20	9
Martin	VAR	07/15/22	96
Jacksonville	VAR	09/01/24	46
Manatee	VAR	09/01/24	17
Putnam	VAR	09/01/24	4
Jacksonville	VAR	05/01/27	28
St. Lucie	VAR	09/01/28	242
Jacksonville	VAR	05/01/29	52

Total Pollution Control Bonds			494

Industrial Bonds
Dade	VAR	06/01/21	46

Total Industrial Bonds			46

Term Loan		May 2008	250
Unamortized discount			(35)

TOTAL FLORIDA POWER & LIGHT			4,214

FPL Group Capital

Debentures (B Equity Units)	5.551	02/16/08	506
Debentures	7.375	06/01/09	225
Debentures	7.375	06/01/09	400
Debentures	5.625	09/01/11	600
Debentures (Junior Subordinated)	5.875	03/15/44	309
Debentures (Junior Subordinated)	6.600	10/01/66	350
Debentures (Junior Subordinated)	6.350	10/01/66	350

Total Debentures			2,740

Term Loans		June 2008	400
Fair value swaps			-
Unamortized discount			(3)

FPL Energy
Senior Secured Bonds
Senior Secured Bonds	6.876	06/27/17	89
Senior Secured Bonds	6.125	03/25/19	84
Senior Secured Bonds	6.639	06/20/23	287
Senior Secured Bonds	5.608	03/10/24	317

Total Senior Secured Bonds			777

Senior Secured Notes	7.520	06/30/19	221
Senior Secured Notes	7.110	06/28/20	99
Limited-recourse Senior Secured Notes	7.510	07/20/21	195

Construction Term Facility	VAR	06/30/08	346

Other Debt
Other Debt	VAR	12/27/07	323
Other Debt	VAR	12/19/17	93
Other Debt	8.010	12/31/18	3
Other Debt	Part fixed & VAR	11/30/19	217
Other Debt	10.630 & 6.650	09/30/20	6

Total Other Debt			642

TOTAL FPL ENERGY			2,280

TOTAL FPL GROUP CAPITAL			5,417

TOTAL FPL GROUP, INC.			$ 9,631

May not agree to financial statements due to rounding.

Florida Power & Light Company
Statistics
(unaudited)

	Quarter		Year to Date

Periods Ended September 30,	2006	2005	2006	2005

Energy sales (million kwh)
Residential	16,675	17,516	41,495	41,418
Commercial	12,230	12,306	33,233	32,714
Industrial	1,013	951	3,032	2,883
Public authorities	133	149	414	431
Electric utilities	434	434	1,191	1,159
Increase (decrease) in unbilled sales	278	749	1,311	1,284
Interchange power sales	482	403	1,825	1,528

Total	31,245	32,508	82,501	81,417

Average price (cents/kwh) [1]
Residential	12.00	9.64	11.90	9.61
Commercial	10.48	8.12	10.53	8.19
Industrial	8.98	6.85	8.90	6.78
Total	11.23	8.92	11.14	8.87

Average customer accounts (000's)
Residential	3,911	3,840	3,897	3,821
Commercial	480	472	477	469
Industrial	22	21	21	20
Other	3	4	3	3

Total	4,416	4,337	4,398	4,313

1 Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2006	Normal	2005

Three months ended September 30
Cooling degree-days	896	871	1,028
Heating degree-days	-	-	-
Nine months ended September 30
Cooling degree-days	1,468	1,405	1,480
Heating degree-days	191	220	200